4 • • • • • • • • • • • •

Source: Dodge Construction Network, AIA. Commercial includes Hotels, Office, Retail and Warehouse spending. Institutional includes Dormitories, Education, Government Buildings, Healthcare, Recreation Buildings, Religious Buildings and Transportation Buildings. • • • • 13

Source: National Association of Home Builders (NAHB) Forecast December 2022; Fannie Mae Housing Forecast: December 2022; Mortgage Bankers Association (MBA) Mortgage Finance Forecast December 2022; National Association of Realtors (NAR) U.S. Economic Outlook: December 2022; Dodge Construction Network Q3 Forecast December 2022. Source 2020 2021 2022 2023 2023 % Change NAHB 1,000 1,130 999 744 (26%) Fannie Mae 1,004 1,127 1,006 769 (24%) MBA 1,004 1,131 1,014 923 (9%) NAR 990 1,127 1,010 900 (11%) Dodge 950 1,084 949 891 (6%) Average 990 1,120 996 845 (15%) % Growth +13% (11%) (15%) • • • • • • • • • 14

• • • • • • • • • • • • • • 15

Reconciliations 17 Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 375,719 $ (10,839) $ 364,880 $ 400,027 $ (3,332) $ 396,695 Infiltrator Water Technologies 103,895 (14,961) 88,934 148,677 (26,314) 122,363 International International - Pipe 44,882 (5,311) 39,571 41,156 (5,700) 35,456 International - Allied Products & Other 14,075 — 14,075 14,687 — 14,687 Total International 58,957 (5,311) 53,646 55,843 (5,700) 50,143 Allied Products & Other 149,044 (1,337) 147,707 147,476 (1,320) 146,156 Intersegment Eliminations (32,448) 32,448 — (36,666) 36,666 — Total Consolidated $ 655,167 $ — $ 655,167 $ 715,357 $ — $ 715,357 Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 1,401,554 $ (31,483) $ 1,370,071 $ 1,158,558 $ (7,903) $ 1,150,655 Infiltrator Water Technologies 420,920 (66,317) 354,603 421,330 (67,763) 353,567 International International - Pipe 154,762 (18,509) 136,253 142,135 (13,784) 128,351 International - Allied Products & Other 49,172 — 49,172 42,648 — 42,648 Total International 203,934 (18,509) 185,425 184,783 (13,784) 170,999 Allied Products & Other 550,153 (6,690) 543,463 420,231 (4,324) 415,907 Intersegment Eliminations (122,999) 122,999 — (93,774) 93,774 — Total Consolidated $ 2,453,562 $ — $ 2,453,562 $ 2,091,128 $ — $ 2,091,128 December 31, 2022 Three Months Ended December 31, 2021 December 31, 2021 Nine Months Ended December 31, 2022

Reconciliations 18 2022 2021 2022 2021 Segment adjusted gross profit Pipe $ 106,279 $ 92,066 $ 421,011 $ 258,681 Infiltrator Water Technologies 46,497 60,546 193,569 178,795 International 13,342 13,240 51,456 49,695 Allied Products & Other 78,401 72,785 293,472 204,063 Intersegment Eliminations 714 (44) 329 1,421 Total $ 245,233 $ 238,593 $ 959,837 $ 692,655 2022 2021 2022 2021 Reconciliation of Segment Adjusted Gross Profit: Total Gross Profit $ 223,917 $ 208,977 $ 895,987 $ 610,155 Depreciation and amortization 20,573 18,042 61,675 52,824 ESOP and stock-based compensation expense 743 11,574 2,175 29,676 Total Segment Adjusted Gross Profit $ 245,233 $ 238,593 $ 959,837 $ 692,655 (In thousands) (In thousands) Nine Months Ended December 31, Three Months Ended December 31, (In thousands) (In thousands) Nine Months Ended December 31, Three Months Ended December 31,

Reconciliations 19 2022 2021 2022 2021 Net income (loss) $ 83,182 $ 74,462 $ 425,041 $ 227,897 Depreciation and amortization 35,846 34,837 107,346 103,687 Interest expense 20,001 8,756 49,334 25,100 Income tax expense 26,068 28,792 128,641 82,063 EBITDA 165,097 146,847 710,362 438,747 Loss on disposal of assets and costs from exit and disposal activities (348) 3,466 (147) 2,554 Stock-based compensation expense 6,179 6,242 19,912 18,511 ESOP compensation expense — 17,221 — 43,389 Transaction costs (a) 1,334 2,145 3,417 3,022 Other adjustments (b) (2,525) 234 (1,562) 1,318 Adjusted EBITDA $ 169,737 $ 176,155 $ 731,982 $ 507,541 Three Months Ended December 31, (In thousands) (In thousands) Nine Months Ended December 31,